UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 28, 2011

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-2722

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 3, 2011, Tropicana Las Vegas Hotel and Casino, Inc., a Delaware corporation (the “Company”), completed a $35 million rights offering (the “Rights Offering”) pursuant to which the Company issued and sold 350,000 shares of its Class A Series 3 Convertible Participating Preferred Stock (the “Series 3 Preferred”), to certain of its stockholders who elected to participate in the Rights Offering. As part of the Rights Offering, the Company issued an additional 46,666 shares of its Class A Common Stock (the “Class A Common”) to purchasers in the offering who provided a “backstop” to the Rights Offering (i.e., purchased the shares of Series 3 Preferred that were unsubscribed for by the other stockholders to ensure that the Company could raise a full $35 million from the Rights Offering).  In accordance with the Certificates of Designations for the Company’s Class A Convertible Participating Preferred Stock (the “Series 1 Preferred”) and Class A Series 2 Convertible Participating Preferred Stock (the “Series 2 Preferred”), the holders of two-thirds of the outstanding shares of Series 1 Preferred and the holders of two-thirds of the outstanding shares of Series 2 Preferred waived the anti-dilution rights of the Series 1 Preferred and the Series 2 Preferred, respectively, with respect to the issuance of the 350,000 shares of Series 3 Preferred and 46,666 shares of Class A Common issued in the Rights Offering.

The shares of Series 3 Preferred and Class A Common offered, sold and issued by the Company pursuant to the Rights Offering were offered, sold and issued in a private placement exempt from Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and U.S. Securities and Exchange Commission (“Commission”) Rule 506 of Regulation D under the Securities Act.  The Rights Offering was conducted in accordance with the terms of the Company’s Stockholders’ Agreement, dated July 1, 2009, and participation in the Rights Offering was limited to the Company’s existing stockholders who are “accredited investors” within the meaning of Commission Rule 501 of Regulation D under the Securities Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2011, the Company filed (i) an amendment to its certificate of incorporation which creates and authorizes a number of shares of the Series 3 Preferred as a new series of the Company’s preferred stock and increases the number of authorized shares of Class A Common; and (ii) a certificate of designations for the Series 3 Preferred.  Both of these documents are attached as exhibits hereto, which exhibits are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 2, 2011 (the “Annual Meeting”), the stockholders of the Company voted on the four proposals listed below.  The final results for the votes regarding each proposal are set forth below.  The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Commission on April 11, 2011.  Only votes with respect to shares of Class A Common, Series 1 Preferred (assuming full conversion thereof to shares of Class A Common, based on a conversion rate of four shares of Class A Common for each share of Series 1 Preferred) and Series 2 Preferred (assuming full conversion thereof to shares of Class A Common, based on a conversion rate of four shares of Class A Common for each share of Series 2 Preferred) outstanding as of March 24, 2010, the record date for the Annual Meeting, were entitled to be cast at the Annual Meeting.

1.                           Elect four members of the Board of Directors to serve until the next annual meeting of stockholders or until his or her respective successor has been elected and qualified or until his or her earlier resignation or removal:

	Votes	Withheld
Name	For	Authority
Timothy A. R. Duncanson	7,333,287	—
Judy K. Mencher	7,333,287	—
John Redmond	7,333,287	—
Alex Yemenidjian	7,333,287	—

2.                           Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending on December 31, 2011.

Votes For	Votes Against	Abstentions
7,333,287	—	—

3.                           Non-binding advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions
7,329,787	3,500	—

4.                           Non-binding advisory vote on the frequency of future advisory votes approving compensation of the Company’s named executive officers.

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions
158,430	—	7,174,857	—

Item 9.01.  Financial Statements and Exhibits.

(a)          Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

Exhibit No.	Description

3.7	Amendment to Certificate of Incorporation of Tropicana Las Vegas Hotel and Casino, Inc. dated as of April 28, 2011.

3.8	Certificate of Designations of Class A Series 3 Convertible Participating Preferred Stock of Tropicana Las Vegas Hotel and Casino, Inc. dated as of April 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: May 3, 2011	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and
Corporate Secretary